EXHIBIT 31.2

CERTIFICATION

I, Graham Miao, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Pernix Therapeutics Holdings, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

May 1, 2017	/s/ GRAHAM MIAO
Graham Miao
President and Chief Financial Officer (Principal Financial Officer)